                                                                    Exhibit 25.1

SECURITIES ACT OF 1933 FILE NO:        (IF APPLICATION TO DETERMINE ELIGIBILITY
         OF TRUSTEE FOR DELAYED OFFERING PURSUANT TO SECTION 305(b)(2)

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)________

                             --------------------

                       THE FIRST NATIONAL BANK OF BOSTON
              (Exact name of trustee as specified in its charter)

                                  04-2472499
                     (I.R.S. Employer Identification No.)

100 Federal Street, Boston, Massachusetts                             02110
 (Adress of principal executive offices)                            (Zip Code)

                  Gary A. Speiss, Cashier and General Counsel
  100 Federal Street, 24th Floor, Boston, Massachusetts 02110 (617) 434-2870
           (Name, address and telephone number of agent for service)

                             --------------------

                              BOSTON GAS COMPANY
              (Exact name of obligor as specified in its charter)

         Massachusetts                                 04-1103580
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

ONE BEACON STREET                                      02108
BOSTON, MA                                             (Zip Code)
(Address of principal executive offices)

                               Medium Term Notes
                        (Title of Indenture securities)

================================================================================

1. General Information.

   Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

   Comptroller of the Currency of the United States, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

   (b) Whether it is authorized to exercise corporate trust powers.

   Trustee is authorized to exercise corporate trust powers.

2. Affiliations with Obligor and Underwriters.

   If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

   None with respect to the Trustee.
   (See Notes on page 2)
   None with respect to Bank of Boston Corporation.

3. through 11. Not applicable.

12. Indebtedness of the Obligor to the Trustee

         COL. A                     COL. B                        COL. C
       NATURE OF                    AMOUNT
      INDEBTEDNESS                OUTSTANDING                    DATE DUE
      ------------                -----------                    --------
$90,000 Revolving Credit   Commercial Paper back-up    364 day facility with annual
for which BKB serves as           facility.            renewal. May be converted to
         Agent             Zero usage anticipated     a two year term facility at the
                                                          option of the borrower.

13. through 15. Not applicable.

16. List of Exhibits.

    List below all exhibits filed as part of this statement of eligibility and qualification.

    1. A copy of the articles of association of the trustee as now in effect.

    A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

    2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

   A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

   3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

   A copy of a certificate of the Office of the Currency dated February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

   4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

   A certified copy of the existing By-Laws of the trustee dated December 23, 1993 is filed as Exhibit No. 4 to statement of eligibility and qualification No. 22-25754 and is incorporated herein by reference thereto.

   5. The consent of the trustee required by Section 321(b) of the Act.

   The consent of the trustee required by Section 321(b) of the Act is annexed hereto and made a part hereof.

   6. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                     NOTES

   In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

   The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The First National Bank of Boston, a national banking association organized and existing under the laws of The United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Canton and Commonwealth of Massachusetts, on the 9th day of June, 1995.

                                    THE FIRST NATIONAL BANK OF BOSTON, Trustee


                                    By: James Mogavero
                                        --------------
                                        James Mogavero

                                        Authorized Officer





                                   EXHIBIT 6

                              CONSENT OF TRUSTEE

   Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Boston Gas Company of Medium Term Notes, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    THE FIRST NATIONAL BANK OF BOSTON, Trustee


                                    By: James Mogavero
                                        --------------
                                        James Mogavero

                                        Authorized Officer

                                   EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC AND FOREIGN SUBSIDIARIES,
                                      OF

                       THE FIRST NATIONAL BANK OF BOSTON

   In the Commonwealth of Massachusetts, at the close of business on December 31, 1994. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter number 200. Comptroller of the Currency Northeastern District.

                                    ASSETS
                                                                                                           Dollar
                                                                                                         Amounts in
                                                                                                          Thousands
                                                                                                         -----------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin...................................................  $ 1,862,093
      Interest-bearing balances........................................................................    1,551,280
Securities.............................................................................................    3,935,691
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
  Federal funds sold...................................................................................      758,937
  Securities purchased under agreements to resell......................................................            0
Loans and lease financing receivables:
  Loans and leases, net of unearned income.....................  $25,796,462
  LESS: Allowance for loan and lease losses....................      534,630
  LESS: Allocated transfer risk reserve........................            0
  Loans and leases, net of unearned income, allowance and reserve......................................   25,261,832
Assets held in trading accounts........................................................................      840,348
Premises and fixed assets (including capitalized leases)...............................................      398,475
Other real estate owned................................................................................       48,504
Investments in unconsolidated subsidiaries and associated companies....................................      103,670
Customers' liability to this bank on acceptances outstanding...........................................      304,031
Intangible assets......................................................................................      651,394
Other assets...........................................................................................    1,170,251
                                                                                                         -----------
    Total Assets.......................................................................................  $36,886,506
                                                                                                         ===========

                                  LIABILITIES

Deposits:
  In domestic offices..................................................................................  $14,924,310
  Noninterest-bearing..........................................  $ 4,035,673
  Interest-bearing.............................................   10,888,637
In foreign offices, Edge and Agreement subsidiaries, and IBF's.........................................    9,998,764
  Noninterest-bearing..........................................      570,582
  Interest-bearing.............................................    9,428,182
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
  Federal funds purchased..............................................................................    2,464,904
  Securities sold under agreements to repurchase.......................................................      277,077
Demand notes issued to the U.S. Treasury...............................................................      364,045
Trading Liabilities....................................................................................      227,865
Other borrowed money...................................................................................    3,875,462
Mortgage indebtedness and obligations under capitalized leases.........................................       14,007
Bank's liability on acceptances executed and outstanding...............................................      305,512
Subordinated notes and debentures......................................................................      979,167
Other liabilities......................................................................................    1,022,105
    Total Liabilities                                                                                    $34,453,218
                                                                                                         ===========
Limited-life preferred stock and equity capital                                                               0


                                EQUITY CAPITAL
Perpetual preferred stock and related surplus..................... $         0
Common stock......................................................      82,264
Surplus...........................................................     987,524
Undivided profits and capital reserves............................   1,408,062
LESS: Net unrealized loss on marketable equity securities.........     (39,027)
Cumulative foreign currency translation adjustments...............      (5,535)
Total equity capital..............................................   2,433,288
                                                                   -----------
    Total Liabilities, Limited-life preferred stock, and equity... $36,866,506
                                                                   ===========

   I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                       Robert T. Jefferson

                                                             February 13, 1995



   We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                       Charles K. Gifford
                                       Ira Stepanian
                                       J. Donald Monan
                                           Directors

                                                             February 13, 1995